CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated September 10, 2018, to the incorporation by reference in this Report on the Form 1-A registration of Elegance Spirits, Inc. for the period ended March 14, 2018 of our report dated July 30, 2018 included in its Registration Statement on Form 1-A relating to the financials for the period ended March 14, 2018, listed in the accompanying index.

Spiegel Accountancy Corp

Spiegel Accountancy Corp
Pleasant Hill, California
September 10, 2018